UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2022

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16760 SW Upper Boones Ferry Rd., Suite 101
Portland, OR 97224
(503) 601-4545
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PXLW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 9, 2022, the board of directors (the “Board”) of Pixelworks (the “Company”) approved an increase in the size of the Board from six to seven members and appointed John Y. Liu as a director to serve until the next annual meeting of shareholders or until he resigns or is removed, and until his successor is duly elected and qualified.

In connection with his appointment to the Board, Mr. Liu was granted an option to purchase 52,7451 shares of the Company’s common stock, consistent with the grants made to any new director. Additionally, Mr. Liu will receive the standard cash compensation payable to all of the Company’s non-employee directors, will enter into the Company’s standard form of indemnification agreement, and will be subject to the Company’s minimum equity investment requirement for directors, which requires that within five (5) years of the date of initial appointment to the Board, directors must have minimum equity holdings in the Company of at least $115,000.

There are no arrangements or understandings between Mr. Liu and any other persons pursuant to which he was selected as a director. There are no current or proposed transactions between the Company and Mr. Liu or his immediate family members requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission.

On September 13, 2022, the Company issued a press release announcing the appointment of Mr. Liu to the Board of Directors. The full text of the Company’s press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Pixelworks, Inc. dated September 13, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

1 An initial option award to purchase shares of the Company's common stock that is calculated to have a grant date Black-Scholes value of $74,000 based on the 30-day average closing price of the Company's common stock for the 30 trading days immediately preceding the grant date. The option will have an exercise price equal to the closing price of the Company's common stock on the grant date, and a maximum term of six years. The award will vest with respect to 25% of the shares on the first anniversary of the grant date, and ratably on a monthly basis thereafter for the next three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	September 13, 2022
Haley F. Aman Chief Financial Officer